UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________

SCHEDULE 14A INFORMATION

__________________________________________________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

RUMBLE INC.
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS
Friday, June 16, 2023, 10:00 a.m. (Eastern Time)
Virtual Meeting Only — No Physical Meeting Location

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Rumble Inc. (the “Company”) will be held virtually on Friday, June 16, 2023 at 10:00 a.m. (Eastern Time) via a live webcast.

ITEMS OF BUSINESS

At the Annual Meeting, you will be asked to:

1.       Elect each of the Board of Directors’ six nominees for director to serve until the 2024 Annual Meeting of Stockholders;

2.       Ratify the appointment of MNP LLP as our independent auditors for the fiscal year ending December 31, 2023; and

3.       Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE

The record date for the Annual Meeting is April 21, 2023. Only holders of record of shares of the Company’s common stock at the close of business on the record date are entitled to vote on all business transacted at the Annual Meeting or any adjournment or postponement thereof.

VOTING YOUR PROXY

Your vote is important.    Stockholders are cordially invited to attend and participate in the Annual Meeting via our live webcast. Whether or not you plan to attend the Annual Meeting, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in your proxy card or voting instruction form. As described below, you may also vote electronically at the Annual Meeting if you register, attend and participate in the Annual Meeting. Each outstanding share of Class A Common Stock and Class C Common Stock is entitled to one vote per share and each outstanding share of Class D Common Stock is entitled to 11.2663 votes per share on all matters presented at the Annual Meeting.

ANNUAL MEETING ATTENDANCE AND PARTICIPATION

Please be advised that prior registration at www.proxydocs.com/RUM is required to attend and participate in the Annual Meeting.    Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the Annual Meeting.

The proxy statement is first being delivered to the Company’s stockholders as of the record date on or about April 28, 2023.

By Order of the Board of Directors:

Chris Pavlovski
Chairman and CEO
April 28, 2023

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of Stockholders to be Held on June 16, 2023. This Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2022 Annual Report to Stockholders are available at www.proxydocs.com/RUM.

You are cordially invited to attend the Annual Meeting online. Your vote is important. Whether or not you expect to attend the Annual Meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the Annual Meeting, you must follow the instructions from such organization and will need to obtain a proxy issued in your name from that agent to vote your shares that are held in such agent’s name and account.

i

RUMBLE INC.

444 Gulf of Mexico Drive

Longboat Key, Florida 34228

PROXY STATEMENT
FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 16, 2023 at 10:00 a.m., Eastern Time

GENERAL INFORMATION

The Proxy Materials for our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Rumble Inc. (“Rumble” or the “Company”) include the Notice of Internet Availability of Proxy Materials (the “Notice”), Notice of Annual Meeting, this Proxy Statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (collectively, the “proxy materials”) are first being furnished by and on behalf of the Board of Directors of the Company (the “Board of Directors”) on or about April 28, 2023.

We were a special purpose acquisition company called CF Acquisition Corp. VI (“CFVI”) prior to the closing of a business combination (the “Business Combination”) on September 16, 2022. The Business Combination represents the transactions contemplated by the business combination agreement, dated December 1, 2021 (the “Business Combination Agreement”) whereby Rumble Inc., a corporation formed under the laws of the Province of Ontario, Canada (“Legacy Rumble”) became a wholly owned subsidiary of CFVI. In connection with the consummation of the Business Combination, CFVI was renamed “Rumble Inc.” and Legacy Rumble was renamed Rumble Canada Inc. For further information on the Business Combination, please refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you the Notice because our Board of Directors is soliciting your proxy to vote at the Annual Meeting, to be held on Wednesday, June 16, 2023 at 10:00 a.m. Eastern Time. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

The Notice will provide instructions as to how a stockholder of record may access and review the proxy materials on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent by mail or email to the stockholder of record. The Notice will also provide voting instructions. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice on or about April 28, 2023 to all stockholders of record, who are entitled to vote at the Annual Meeting. The proxy materials will be made available to stockholders on the internet on the same date.

Will I receive any other proxy materials by mail?

No, you will not receive any other proxy materials by mail unless you request a paper copy of proxy materials. To request that a full set of the proxy materials be sent to your specified postal address, please call 866-648-8133. Please have your proxy card in hand when you access the website or call and follow the instructions provided.

When is the record date for the Annual Meeting?

The Board of Directors set the record date for the Annual Meeting as of the close of business on April 21, 2023 (the “Record Date”).

Why is Rumble conducting the Annual Meeting virtually?

The Annual Meeting will be held in a virtual format to reach a greater number of our stockholders.

How do I attend, participate in, and ask questions during the Annual Meeting?

To participate in the Annual Meeting, holders of shares of the Company’s common stock as of the Record Date must register at www.proxydocs.com/RUM prior to the start of the meeting in order to attend and participate in the Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. Approximately 60 minutes prior to the meeting, you will receive an email with your unique link that will provide you access to the virtual Annual Meeting. Online access to the live website will then open approximately 15 minutes prior to the start of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time.

Stockholders who hold shares of our stock in a joint account may attend and participate in the Annual Meeting by following the steps described above. If you are the representative of a trust or corporation, limited liability company, partnership or other legal entity that holds shares of our stock, you will need the control number included in the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials of that legal entity to register for the virtual Annual Meeting in order to attend and participate, as described above.

Only stockholders as of the Record Date who have followed the registration steps as described above, along with Company guests, will be able to attend and participate in the virtual Annual Meeting.

Stockholders who attend and participate in the Annual Meeting can submit questions electronically until the start of the meeting at www.proxydocs.com/RUM when completing the registration steps described above. In addition, stockholders who attend and participate in the virtual Annual Meeting will also have an opportunity to submit questions via the Internet during the live Q&A portion of the meeting. The Company will use reasonable efforts to answer all questions pertinent to meeting matters during the Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting. If we receive questions on similar topics, we may group such questions together and provide a single response.

What if I have technical difficulties or trouble accessing the Annual Meeting?

We will have technicians ready to assist you with any difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing or participating in the Annual Meeting, please contact the technical support email address displayed on the Annual Meeting registration page at www.proxydocs.com/RUM or call the technical support number that will be listed in the Annual Meeting access email that pre-registered stockholders will receive approximately 60 minutes prior to the start of the Annual Meeting. Technical support will be available starting at approximately 9:00 a.m. (ET) on the day of the Annual Meeting and will remain available until 30 minutes after the Annual Meeting has concluded.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote online at the Annual Meeting. As of the Record Date, we had 384,912,357 shares of common stock outstanding and entitled to vote, consisting of 111,467,743 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), 167,662,211 shares of Class C common stock, par value $0.0001 per share (the “Class C Common Stock”) and 105,782,403 shares of Class D common stock, par value $0.0001 per share (the Class D Common Stock”). Each share of Class A Common Stock and Class C Common Stock is entitled to one vote per share and each share of Class D Common Stock is entitled to 11.2663 votes per share on any matter presented to stockholders at the Annual Meeting. The holders of Class A Common Stock, Class C Common Stock and Class D Common Stock will vote together as a single class on all matters to be presented to stockholders at the Annual Meeting.

A list of stockholders of record will be available for inspection by stockholders of record online during the Annual Meeting. In addition, for the ten days prior to the Annual Meeting, the stockholder list will be available upon request via rumble@mzgroup.us for examination via electronic access by any stockholder for any purpose relating to the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or by proxy in advance. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting through the internet, by telephone or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held, not in your name, but rather in an account at a broker, bank or other agent, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online at the Annual Meeting unless you request and obtain a valid legal proxy from your broker, bank or other agent. Check with your broker, bank, or other agent, and follow the instructions you receive during the registration process prior to the Annual Meeting.

What am I voting on?

There are two matters scheduled for a vote:

•        Proposal No. 1 — To elect six directors to hold office until the 2024 Annual Meeting of Stockholders; and

•        Proposal No. 2 — To ratify the selection of MNP LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy, Chris Pavlovski, Chairman and Chief Executive Officer and Michael Ellis, General Counsel and Corporate Secretary, to vote on those matters in accordance with their best judgment. As of the date of this Proxy Statement, the Board of Directors did not know of any other business to be presented for consideration at the Annual Meeting.

What are my voting options and how do I vote?

You may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For the proposal to ratify the selection of MNP LLP, you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy through the internet, by telephone or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

•        To vote online during the Annual Meeting, you must register at www.proxydocs.com/RUM prior to the start of the meeting in order to attend and cast your vote during the Annual Meeting. The webcast will open 15 minutes before the start of the Annual Meeting.

•        To vote in advance of the Annual Meeting through the Internet, go to www.proxypush.com/RUM to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time on Thursday, June 15, 2023 to be counted.

•        To vote in advance of the Annual Meeting by telephone, dial 1-866-366-1477 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time on Thursday, June 15, 2023 to be counted.

•         To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Class A Common Stock or Class C Common Stock that you own as of the Record Date. Shares of Class D Common Stock are entitled to 11.2663 votes per share on any matter presented to stockholders at the Annual Meeting (other than the election of the Class A Director (as defined below)). All shares of Class D Common Stock that are outstanding are beneficially owned by Chris Pavlovski, our Founder and Chief Executive Officer.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, through the internet, by telephone or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker, bank or other agent will still be able to vote your shares depends on whether the particular proposal is deemed to be a “routine” matter. Brokers, banks and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank or other agent may not vote your shares on Proposal No. 1 without your instructions, but may vote your shares on Proposal No. 2 even in the absence of your instruction. We encourage you to provide voting instructions to your broker, bank or other agent. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your broker, bank or other agent about how to submit your proxy to them at the time you receive this Proxy Statement.

If you are a beneficial owner of shares held in “street name”, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the nominees for director and “For” the ratification of selection of MNP LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. If any other matter is properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each of the Notices you receive to ensure that all of your shares are voted.

Can I revoke my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in any one of the following ways:

•        You may submit another properly completed proxy card with a later date.

•        You may grant a subsequent proxy by telephone or through the internet.

•        You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228.

•        You may attend the Annual Meeting and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, (a) for Proposal No. 1 to elect directors, votes “For,” “Withhold” and broker non-votes and (b) for Proposal No. 2, votes “For” and “Against,” as well as abstentions.

Abstentions will be counted towards the vote total for Proposal No. 2 and will have the same effect as “Against” votes. Broker non-votes and votes that are withheld have no effect and will not be counted towards Proposal No. 1. We do not expect broker non-votes to exist in connection with Proposal No. 2.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other agent holding his or her shares as to how to vote on matters deemed to be “non-routine,” the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Because Proposal No. 1 is considered to be

“non-routine,” we expect broker non-votes to exist in connection with Proposal No. 1. Proposal No. 2 is considered to be “routine,” and therefore we do not expect broker non-votes to exist in connection with Proposal No. 2.

As a reminder, if you are a beneficial owner of shares held in “street name”, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

•        Proposal No. 1 — For the election of directors, pursuant to our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), one director designated as the Class A Director by our Board of Directors, which director nominee is Robert Arsov (the “Class A Director”), will be elected by a plurality of the votes of the shares of our Class A Common Stock, present by virtual attendance or represented by proxy at the meeting and entitled to vote on the election of directors and the remaining directors will be elected by a plurality of the votes of our Class A Common Stock, Class C Common Stock and Class D Common Stock (voting together as a single class) present by virtual attendance or represented by proxy at the meeting and entitled to vote on the election of directors. This means that the six nominees receiving the most “For” votes will be elected. Accordingly, only votes “For” will affect the outcome of the election of directors and broker non-votes and votes that are withheld will not affect the election of directors.

•        Proposal No. 2 — To ratify the selection of MNP LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023, the proposal must receive “For” votes from the holders of a majority of the votes of the shares of our Class A Common Stock, Class C Common Stock and Class D Common Stock (voting together as a single class) present by virtual attendance or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

How many shares must be present to hold the Annual Meeting?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting online or represented by proxy. The inspector of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the voting power of the shares present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be disclosed in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

When are stockholder proposals and director nominations due for the 2024 Annual Meeting of Stockholders?

Stockholder Proposals.

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting of stockholders, our Corporate Secretary must receive the notice not later than the close of business on December 30, 2023. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Rumble Inc.

Attention: Corporate Secretary

444 Gulf of Mexico Drive

Longboat Key, Florida 34228

Director Nominations.

Holders of our common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Information Regarding the Board of Directors and Corporate Governance-Nominating and Corporate Governance Committee.”

Our Amended and Restated Bylaws (the “Bylaws”) permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director candidate, the stockholder must provide the information required by our Bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our Bylaws, which, for the 2024 annual meeting of stockholders, requires that the notice be received by our Corporate Secretary between the close of business on February 16, 2024, and the close of business on March 18, 2024 for stockholder proposals that are not intended to be included in a proxy statement.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules in connection with our 2024 annual meeting of stockholders, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice to us that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2024.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Our business and affairs are managed under the direction of our Board of Directors. The Board of Directors presently has six members, four of whom are deemed “independent” under the SEC rules and listing standards of The Nasdaq Stock Market (“Nasdaq”). Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors or by a sole remaining director. Upon the recommendation of the Nominating and Corporate Governance Committee of our Board of Directors, our Board of Directors has nominated the six director nominees listed below for election at the Annual Meeting. Each of the director nominees currently serves on the Board of Directors. The current term of all directors will expire at the Annual Meeting when their successors are elected, and the Board of Directors has nominated each of these individuals for a new one-year term that will expire at the 2024 Annual Meeting of Stockholders when their successors are elected.

The Class A Director will be elected by a plurality of the votes cast by the holders of shares of our Class A Common Stock, present by virtual attendance or represented by proxy at the meeting and entitled to vote on the election of directors and the remaining directors will be elected by a plurality of the votes cast by the holders of shares of our Class A Common Stock, Class C Common Stock and Class D Common Stock (voting together as a single class), present by virtual attendance or represented by proxy at the meeting and entitled to vote on the election of directors. Accordingly, the six nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the nominees named below. If the nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve if elected. The following is a brief biography of the nominees for election at the Annual Meeting.

The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board of Directors. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, and (f) the nominee’s ability to apply sound and independent business judgment.

NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS

Chris Pavlovski, age 39, is the Founder and Chief Executive Officer of Rumble and has served as a member of our Board of Directors since September 2022, and served as a member of the board of directors of Legacy Rumble since 2013. As a three-time successful entrepreneur, Mr. Pavlovski has over 20 years’ experience in the online marketing and advertising space. After building websites daily in his teenage years, Mr. Pavlovski founded Jolted Media Group and served as its Chief Executive Officer. During the same time, Mr. Pavlovski served as the director of marketing for NASA’s Next Giant Leap from 2009 through 2012 leading corporate donations, sponsorships, and Internet marketing strategies. Mr. Pavlovski also founded Cosmic Development in 2011, a global IT business employing 150+ employees with offices in Europe and North America. The business was ranked as the 2nd best employer in Macedonia and has been the recipient of numerous awards. Mr. Pavlovski also sits on numerous boards, including Macedonia 2025, a not-for-profit organization focused on economic and educational development in Macedonia. As a result of his success, Mr. Pavlovski became a finalist for the Ernst & Young Entrepreneur of the Year in 2010. Prior to his entrepreneurial journey, Mr. Pavlovski served as a Network Administrator at Microsoft and studied at the University of Toronto. We believe that Mr. Pavlovski’s extensive experience in technology, online marketing and advertising and his unique perspective on technology related matters qualifies him to serve as a member of our Board of Directors.

Paul Cappuccio, age 61, has served as a member of our Board of Directors since September 2022, and served as a member of the board of directors of Legacy Rumble from January 2021 through September 2022. Mr. Cappuccio has also served as a director of Chipotle Mexican Grill, Inc. (NYSE: CMG) from 2016 to 2020 (where Mr. Cappuccio served as the chairman of the Nominating and Governance Committee and on the Audit Committee) and Central European Media Enterprises (Nasdaq: CETV) from 2009 to 2018. Since January 2020, Mr. Cappuccio has served as the Chief Legal Officer and General Counsel of NJOY, LLC, an electronic nicotine delivery systems company. From 2019 to 2020, Mr. Cappuccio served as Vice Chairman of dtx, a digital company that connects consumers with brands through QR codes. From January 2001 to June 2018, Mr. Cappuccio served as Executive Vice President and General Counsel of Time Warner, Inc (NYSE: TWX), a consolidated worldwide media and entertainment company. From August 1999 to January 2001, he served as Senior Vice President and General Counsel at America Online, Inc. (NYSE: AOL), an internet access company. Prior to this, Mr. Cappuccio was a partner at Kirkland & Ellis and served as an Associate Deputy Attorney General at the U.S. Department of Justice. Additionally, Mr. Cappuccio served as a law clerk to two Justices of the Supreme Court of the United States, the Hon. Anthony M. Kennedy and the Hon. Antonin Scalia. Mr. Cappuccio received his J.D. from Harvard Law School and a B.A. from Georgetown University. We believe that Mr. Cappuccio’s experience as a leader in the legal, media and entertainment, and technology industries, as well as his prior service on multiple public company boards, qualifies him to serve as a member of our Board of Directors.

Ryan Milnes, age 40, has served as a member of our Board of Directors since September 2022, and served as a member of the board of directors of Legacy Rumble from 2013 through September 2022. Mr. Milnes is an accomplished entrepreneur and the co-founder and Chief Executive Officer of Cosmic Development, a global IT business employing more than 150 employees with offices in Europe and North America. Since founding Cosmic in 2013, Mr. Milnes has overseen Cosmic’s provision of content editing and moderation services to Rumble. He is the owner and director of multiple businesses which focus on tech and real estate. Mr. Milnes holds a film degree from the Toronto Film School. We believe that Mr. Milnes’ experience as an entrepreneur in the information technology industry qualifies him to serve as a member of our Board of Directors.

Robert Arsov, age 48, has served as a member of our Board of Directors since September 2022, and served as a member of the board of directors of Legacy Rumble from 2014 through September 2022. Mr. Arsov is a Founding Partner of Hoplon Capital, which was formed in May 2021. Mr. Arsov also currently serves as a Senior Advisor at Guggenheim Partners, a position he has held since May 2021. Prior to becoming Senior Advisor, he was a Senior Managing Director at Guggenheim Partners from May 2014 to May 2021, where he advised companies across the technology and IT/business services sectors, with special focus on the insurance, financial services, healthcare, cloud/network infrastructure and communications end-markets. He also maintained an active M&A advisory practice in the biotech and pharma sectors. Mr. Arsov was previously a member of the M&A group at Credit Suisse and its predecessor company Donaldson, Lufkin & Jenrette in New York. Mr. Arsov holds a B.S. degree from the Haas School of Business at the University of California at Berkeley. We believe that Mr. Arsov’s extensive business and financial experience qualifies him to serve as a member of our Board of Directors.

Nancy Armstrong, age 56, has served as a member of our Board of Directors since September 2022. Ms. Armstrong is an Emmy-nominated producer and the founder/executive producer of Happy Warrior Media. She recently launched her award-winning documentary on ADHD, “The Disruptors”. Previously, she co-founded and was an executive producer of MAKERS since 2010, a leading women’s video and media platform and library. Prior to MAKERS, Ms. Armstrong began her career in media at Ogilvy, Inc. in New York City. Ms. Armstrong is a graduate of the University of Wisconsin-Madison, and received a master’s degree in communications from Boston University. We believe that Ms. Armstrong’s extensive media and advertising experience qualifies her to serve as a member of our Board of Directors.

Ethan Fallang, age 39, has served as a member of our Board of Directors since September 2022, and served as a member of the board of directors Legacy Rumble from May of 2021 through September 2022. Mr. Fallang also serves as a director at Riverview Health Institute, LLC, an upscale medical center. Since May 2022, Mr. Fallang has served as a Partner at Narya Capital Management, LLC, where he is in charge of overseeing the fund’s accounting, tax, and audit functions. Prior to joining Narya in February 2020, Mr. Fallang served as the Chief Executive Officer of Riverview Health Institute, LLC, since October 2010. Mr. Fallang holds a B.S. in Business Administration from the Ohio State University and a Master of Business Administration from the Isenberg School of Management at the University of Massachusetts Amherst. We believe that Mr. Fallang’s extensive business and accounting experience qualifies him to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ELECTION OF EACH OF THE NAMED NOMINEES ABOVE
BOARD OF DIRECTORS DIVERSITY

The Board of Directors Diversity Matrix, below, provides the diversity statistics for our Board of Directors.

Board of Directors Diversity Matrix (As of April 21, 2023)
Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	4	—	1
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latino	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	1

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Family Relationships

There are no family relationships among any of our directors or executive officers.

Controlled Company

For purposes of the Nasdaq Listing Rules, we are a “controlled company.” Under the Nasdaq rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. Chris Pavlovski owns approximately 85% of the outstanding voting power for the election of directors. As a “controlled company,” we are exempt from the requirement that a majority of the Board of Directors be independent.

Director Independence

Our common stock is listed on Nasdaq. As required under Nasdaq listing standards (other than with respect to a “controlled company,” which our company is), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. In addition, the Nasdaq listing standards require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be “independent.” Our Board of Directors consults with our counsel to ensure that the Board of Directors’ determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

The Board of Directors has reviewed the independence of each director. Based on information provided by each director concerning her or his background, employment and affiliations, the Board of Directors affirmatively determined that none of the directors has any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of the directors, other than Mr. Pavlovski and Mr. Milnes, is “independent” as that term is defined under the Nasdaq listing standards. Prior to the Business Combination, the board of directors of CFVI determined that each of Mr. Barnard and Mr. Elam, who then served on CFVI’s board of directors, was “independent” as that term is defined under the Nasdaq listing standards.

Board of Directors Leadership Structure

Our Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board of Directors and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Mr. Pavlovski currently serves in a combined role of Chairman of the Board of Directors and Chief Executive Officer.

Our Board of Directors exercises its judgment in combining or separating the roles of Chairman of the Board of Directors and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The Board of Directors will continue to exercise its judgment on an ongoing basis to determine the optimal leadership structure that the Board of Directors believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board of Directors and management and facilitating effective communication between the two. The Board of Directors has concluded that the current structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors. Our Corporate Governance Guidelines provide that an independent “lead director” will be elected from among the independent directors when the Chairperson of the Board is not an independent director to preside over executive sessions among non-management directors which are to be held at least annually. Our Board of Directors has elected Robert Arsov as the independent “lead director.”

Role of the Board of Directors in Risk Oversight

One of the key functions of the Board of Directors is the informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for reviewing the major risks facing our company and the Audit Committee of the Board of Directors has the responsibility to review and discuss with management and the independent auditor any significant risks or exposures and our company’s policies and processes with respect to risk assessment and risk management. The Audit Committee also monitors compliance with legal and regulatory requirements. The Compensation Committee of the Board of Directors (the “Compensation Committee”) also assesses and monitors whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Meetings of The Board of Directors and Its Committees

The Board of Directors met four times during the fiscal year ended December 31, 2022 following the completion of the Business Combination in September 2022. The Audit Committee and the Compensation Committee met two and one times, respectively, during the fiscal year ended December 31, 2022 following the completion of the Business Combination in September 2022. Each director attended 75% or more of the aggregate number of meetings of the Board of Directors and of the committees on which he or she served, held during the portion of the fiscal year ended December 31, 2022 for which he or she was a director or committee member.

During the fiscal year ended December 31, 2022, prior to the completion of our Business Combination in September 2022, the CFVI board of directors met three times, and the audit committee met three times. Each director attended 75% or more of the aggregate number of meetings of the CFVI board of directors and of the committees on which he or she served, held during the portion of the fiscal year ended December 31, 2022 for which he or she was a director or committee member, with the exception of Anshu Jain, who attended 33.33% of the aggregate number of meetings of the CFVI board of directors held during the same period.

We expect our directors and nominees for director to attend our annual meeting of stockholders.

Information Regarding Committees of the Board of Directors

The Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Pursuant to our Bylaws, the Board of Directors may establish such other committees as may be permitted by law. The following table provides current membership information for each of these Board of Directors committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Chris Pavlovski
Nancy Armstrong	X		X
Paul Cappuccio	X	X*
Robert Arsov		X	X*
Ryan Milnes
Ethan Fallang	X*		X
Total meetings in the fiscal year ended December 31, 2022	2	1	0

____________

X       Committee Member

*        Committee Chair

Below is a description of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board of Directors for approval. The written charters of the committees are available at the investors section of our website at investors.rumble.com.

Audit Committee

The members of our Audit Committee consist of Ethan Fallang, Nancy Armstrong and Paul Cappuccio. Ethan Fallang serves as the chairman of the committee. Under the Nasdaq Listing Rules, we are required to have at least three (3) members on the audit committee. The Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be composed solely of independent directors, and each committee member qualifies as an independent director under applicable rules. Ethan Fallang, Nancy Armstrong and Paul Cappuccio are each financially literate, and Ethan Fallang qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

The functions of this committee include, among other things:

•        sole responsibility for the appointment, evaluation, compensation, retention and, if appropriate, replacement of the independent auditor;

•        assessment of the independence of the independent auditor;

•        evaluation of the qualifications and performance of the independent auditor, including the

•        lead audit partner;

•        oversight of the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting;

•        review and approval of all related-party transactions required to be disclosed pursuant to Item 404 of Regulation S-K under the Securities Act for potential conflict of interest situations

•        oversight of management’s design and maintenance of the company’s internal control over financial reporting and disclosure controls and procedures; and

•        risk management, oversight of legal and regulatory compliance, establishment and oversight of whistleblower procedures.

Compensation Committee

The members of our Compensation Committee consist of Paul Cappuccio and Robert Arsov. Paul Cappuccio serves as the chairman of the committee. Under the Nasdaq Listing Rules, we are required to have at least two members on the compensation committee. The Nasdaq Listing Rules require that the compensation committee of a listed company (other than that of a “controlled company,” which our company is) be composed solely of independent directors, and each of Paul Cappuccio and Robert Arsov qualify as independent directors under applicable rules.

The functions of the committee include, among other things:

•        establishment and review the objectives of the management compensation programs and basic compensation policies;

•        evaluation of the performance of the executive officers against corporate goals and objectives and determination and approval of the compensation (including any awards under any equity-based compensation or non-equity-based incentive compensation plan and any material perquisites) for the executive officers;

•        review of the compensation of other employees as the committee determines to be appropriate;

•        review of management compensation programs, including any management incentive compensation plans as well as plans and policies pertaining to perquisites, to determine whether they are appropriate;

•        review, approval and recommendation to the Board of Directors the adoption or modification of any equity-based compensation plan;

•        administration of equity-based compensation plans for our employees, consultants and contractors as provided by the terms of such plans, including authorizing all awards made pursuant to such plans;

•        review of the manner in which any risks arising out of the Company’s compensation policies and practices are monitored;

•        review the form and amount of non-employee director compensation; and

•         oversight and monitoring of other compensation-related policies and practices of the Company.

Compensation Consultants

During the fiscal year ended December 31, 2022, the Compensation Committee retained Mercer as its compensation consultant. The Compensation Committee requested that Mercer:

•        provide market information, analysis, and other advice relating to executive compensation on an ongoing basis;

•        advise on the development of the Company’s peer group and provide support and analysis regarding executive and director compensation;

•        evaluate the efficacy of our existing compensation strategy and practices in supporting and reinforcing our long-term strategic goals; and

•        assist in refining our compensation strategy and in developing and implementing an executive compensation program to execute that strategy.

As part of its engagement, Mercer was requested by the Compensation Committee to develop a comparative group of peer companies and to perform analyses of competitive performance and compensation levels and design for that group. At the request of the Compensation Committee, Mercer also engaged in discussions with members of the Compensation Committee and senior management to learn more about our business operations and strategy, key performance metrics and strategic goals, as well as the labor markets in which we compete. Following an active dialogue with Mercer, the Compensation Committee considered Mercer’s input as part of its decision-making process.

The Compensation Committee has evaluated its relationship with Mercer to ensure that it believes that such firm is independent from management. This review process included a review of the services that Mercer provided, the quality of those services and the fees associated with the services provided during the fiscal year ended December 31, 2022. Based on this review, as well as consideration of the factors affecting independence set forth in Exchange Act Rule 10C-1(b)(4), Rule 5605(d)(3)(D) of the Nasdaq listing standards, and such other factors as were deemed relevant under the circumstances, the Compensation Committee has determined that no conflict of interest was raised as a result of the work performed by Mercer.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that has served or currently serves as a member of our Board of Directors or the Compensation Committee.

Nominating and Corporate Governance Committee

The members of our nominating committee consist of Robert Arsov, Nancy Armstrong and Ethan Fallang. Robert Arsov serves as the chairman of the committee. The Nasdaq Listing Rules require that the nominating committee of a listed company (other than that of a “controlled company,” which our company is) be composed solely of independent directors, and each of Robert Arsov, Nancy Armstrong and Ethan Fallang qualify as independent directors under applicable rules.

The functions of this committee include, among other things:

•        development and recommendation to the Board of Directors for approval of the criteria for board membership, including as to director independence and diversity;

•        identification, screening and review of individuals qualified to become members of the Board of Directors in a manner consistent with the criteria;

•         development and assessment of policies and procedures with respect to the consideration of director nominees submitted by stockholders;

•         review of the size, composition and organization of the Board of Directors and its committees;

•        review of the succession planning for our executive officers;

•        development, review and assessment the adequacy of our corporate governance principles and guidelines;

•        review of our overall corporate governance practices, including stock ownership guidelines, compulsory retirement age and term limits for directors.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, so long as the recommendations comply with our Certificate of Incorporation and Bylaws and all applicable laws, rules and regulations. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by providing timely notice in writing to our Corporate Secretary at c/o Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228. To be timely for our 2024 annual meeting of stockholders, our Corporate Secretary must receive the notice no earlier than February 16, 2024 and not later than the close of business on March 18, 2024. Submissions must include the specific information required in Section 2.12 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, applicable to all of our employees, executive officers and directors. Our Code of Business Conduct and Ethics is available at the investors section of our website at investors.rumble.com. Any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website to the extent required by applicable rules and exchange requirements.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines to assure that the Board of Directors will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board of Directors intends to follow with respect to, among other things, director qualifications, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees. The Corporate Governance Guidelines are available on our investor relations website at investors.rumble.com.

Insider Trading Policy

Our Board of Directors has adopted an insider trading policy that applies to our employees, directors, and certain consultants. This policy prohibits, among other things, trading of the company securities during specified blackout periods and engaging in short sales of company securities.

Hedging and Pledging Transactions

Pursuant to our insider trading policy, we discourage our employees, directors and officers from engaging in hedging transactions, including the use of financial instruments, such put options, call options or similar derivative securities. If a person subject to the policy determines that they must engage in such a transaction, the transaction must comply with our pre-clearance and blackout processes. Our directors, officers and other employees are not prohibited from pledging our securities.

Stockholder Communications with the Board of Directors

Our stockholders wishing to communicate with the Board of Directors or an individual director may send a written communication to the Board of Directors or such director addressed to c/o Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228, Attn: Corporate Secretary. The Secretary will review each communication. The Secretary will forward such communication to the Board of Directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary will discard the communication or inform the proper authorities, as may be appropriate.

PROPOSAL NO. 2 — RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MNP LLP currently serves as our independent registered public accounting firm. After consideration of MNP LLP’s qualifications and past performance, the Audit Committee has selected, and the Board of Directors ratified the selection of MNP LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. The Board of Directors has directed that management submit the selection of MNP LLP for ratification by our stockholders at the Annual Meeting. Representatives of MNP LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of MNP LLP as our independent registered public accounting firm. However, the Audit Committee has opted to submit the selection of MNP LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain MNP LLP. Even if the selection is ratified, the Audit Committee or the Board of Directors, in their discretion, may direct the appointment of different independent auditors at any time during our fiscal year if they determine that such a change would be in the best interests of Rumble and its stockholders.

Vote Required

The affirmative vote of the holders of a majority the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of MNP LLP.

CHANGE IN INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On September 16, 2022, the Audit Committee approved the appointment of MNP LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ended December 31, 2022. MNP LLP served as the independent registered public accounting firm of Legacy Rumble prior to the closing of the Business Combination. Accordingly, WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of CFVI was informed on September 16, 2022 that it would be replaced by MNP LLP as our independent registered public accounting firm following the closing of the Business Combination.

The reports of Withum on CFVI’s balance sheet as of December 31, 2021 and December 31, 2020 and the statements of operations, changes in shareholders’ equity (deficit) and cash flows for the fiscal year ended December 31, 2021 and the period from April 17, 2020 (inception) through December 31, 2020, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles, except that such audit report contained explanatory paragraphs in which Withum express substantial doubt as to CFVI’s ability to continue as a going concern if it did not complete a business combination by February 23, 2023 and emphasized the restatement of CFVI’s financial statement as of February 23, 2021 due to its change in accounting for warrants and Class A common stock subject to possible redemption.

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange between us and Withum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreements in its reports on our financial statements for such periods.

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

During the period from April 17, 2020 (inception) through December 31, 2021 and the subsequent interim period through the date of Withum’s dismissal, we and CFVI did not consult with MNP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our or CFVI’s financial statements, and no written report or oral advice was provided that MNP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

We provided Withum with a copy of the foregoing disclosures and received a letter from Withum addressed to the SEC stating that it agreed with the statements made by us set forth above. A copy of Withum’s letter, dated September 22, 2022, is filed as Exhibit 16.1 to our Current Report on Form-8-K, filed with the SEC on September 22, 2022.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table summarizes the aggregate fees for professional audit services and other services rendered by MNP LLP to us (including Legacy Rumble) for the years ended December 31, 2022 and 2021. The professional fees reflected herein have been converted from Canadian dollars to U.S. dollars using the average annual conversion ratio as of December 31 of the respective year.

As an emerging growth company and a smaller reporting company, we are exempt from the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, and as a result, our audit fees are significantly lower than if we were required to provide an auditor attestation under Section 404(b). Depending on our public float as of June 30, 2023, we may become subject to the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2023, which will require us to incur significant additional costs and to re-assess our required audit services for the fiscal year ended December 31, 2023 with our independent registered public accounting firm.

	Year Ended December 31, 2022	Year Ended December 31, 2021
Audit Fees(1)	$287,789	$244,694
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	59,202	8,377
Total Fees	$346,991	$253,071

____________

(1)     Consist of fees incurred for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)     Consists of fees incurred related to consent letters required in connection with statutory and regulatory filings or engagements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE RATIFICATION OF THE APOINTMENT OF MNP LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2023.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee is a committee of the Board of Directors consisting solely of independent directors as required by the Nasdaq listing standards and the rules and regulations of the SEC. The primary role of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information proposed to be provided to stockholders and others, the adequacy of the system of internal control over financial reporting and disclosure controls and procedures established by management and the Board of Directors, and the audit process and the independent registered public accounting firm’s qualifications, independence and performance.

Management has primary responsibility for the financial statements and is responsible for establishing and maintaining the Company’s system of internal controls over preparation of the Company’s financial statements. The Company’s independent registered public accounting firm, MNP LLP, is responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing an opinion on the financial statements. The Audit Committee meets periodically with the Company’s independent registered public accounting firm, with and without management present, to review the adequacy of the Company’s internal controls, financial reporting practices and audit process.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management and MNP LLP. The Audit Committee has discussed with MNP LLP the matters required to be discussed by the applicable requirements of the PCAOB and SEC. The Audit Committee has also received the written disclosures and the letter from MNP LLP required by the applicable requirements of the PCAOB regarding MNP LLP’s communications with the Audit Committee concerning independence and has discussed with MNP LLP its independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Rumble’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, that was filed with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Ethan Fallang (Chair)
Nancy Armstrong
Paul Cappuccio

The information contained in the following report of our Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of our different classes of voting securities (i.e., Class A Common Stock, Class C Common Stock and Class D Common Stock), as of April 21, 2023 by:

•        each person known by us to be the beneficial owner of more than 5% of our common stock;

•        each of our directors and nominees for director;

•        each of our executive officers; and

•        all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. For example, in the event a holder of options that were exchanged for existing options in Legacy Rumble in connection with the consummation of the Business Combination (the “Exchanged Company Options”) has the right to exercise such options within 60 days, such underlying shares (including any shares issuable with respect to such option subject to escrow and forfeiture in accordance with the terms of the Business Combination Agreement (such shares, the “Tandem Option Earnout Shares”)) are reflected in such holder’s beneficial ownership in both the numerator and the denominator, but not in the denominator for other unaffiliated holders, in accordance with the rules of the SEC. In addition, such securities held by all of Rumble’s directors and executive officers are included in both the numerator and denominator for purposes of determining the percentage share ownership held by the directors and executive officers, calculated as a group. Notwithstanding the foregoing, however, (i) all shares of Class A Common Stock issuable upon exchange of exchangeable shares in an indirect, wholly owned Canadian subsidiary of the Company held by such holder (the “ExchangeCo Shares”) and (ii) all shares of Class A Common Stock, Class C Common Stock and ExchangeCo Shares subject to forfeiture pursuant to the terms of the Business Combination Agreement (the “Forfeiture Escrow Shares”) and the CFAC Holdings VI, LLC’s (the “Sponsor”) shares subject to forfeiture and cancellation under that certain Sponsor Support Agreement, dated December 1, 2021, by and among Rumble Canada, CFVI and the Sponsor (for which the conditions to the achievement of the stock price-based release conditions can be achieved within 60 days) are deemed issued and outstanding and included in the denominator for all holders in order to avoid a distorted and potentially misleading presentation of percentage share ownership by holder.

The below presentation assumes as of April 21, 2023, (i) the Forfeiture Escrow Shares are deemed issued and outstanding for purposes of the denominator for all holders and have not been forfeited, (ii) the Tandem Option Earnout Shares are available for issuance to the relevant holder thereof upon the exercise of any Exchanged Company Options (and are included only within the denominator for that holder and for the directors and executive officers calculated as a group) and have not been forfeited, and (iii) the shares of Class A Common Stock issuable upon exchange of the ExchangeCo Shares are deemed issued and outstanding for purposes of the denominator for all holders, i.e., each holder has converted any ExchangeCo Shares held by such holder into shares of Class A Common Stock.

The below presentation is based on 280,229,977 shares of Class A Common Stock issued and outstanding (including all shares of Class A Common Stock issuable upon exchange of the ExchangeCo Shares) as of April 21, 2023.

	Class A Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(6)		% of Class	% of Voting Power
Directors and Executive Officers(1)
Chris Pavlovski	140,182,173	(2)	44.6%	85%
Wojciech Hlibowicki	15,356,476		5.3%	1.0%
Brandon Alexandroff	18,896,820		6.4%	1.2%
Tyler Hughes	466,854		*	*
Michael Ellis	66,211		*	*
Claudio Ramolo	13,574,287		4.7%	*
Ryan Milnes(3)	50,254,401		17.9%	3.2%
Paul Cappuccio	98,924		*	*
Robert Arsov(4)	27,392,307		9.4%	1.7%
Nancy Armstrong	3,981		*	*
Ethan Fallang	—		—	—
All executive officers and directors as a group (11 individuals)	266,292,434		72.9%	93.1%

5% or More Shareholders:
2286404 Ontario Inc.(3)	50,254,401		17.9%	3.2%
Robert Arsov(4)	27,392,307		9.4%	1.7%
Bongino Inc.(5)	16,027,853		5.7%	1.0%

____________

*        Less than 1%.

(1)     Unless otherwise noted, the business address of each of the following individuals is c/o Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228.

(2)     Includes a grant to Mr. Pavlovski of RSUs covering 1.1 million shares of the Company’s Class A Common Stock pursuant to the Stock Incentive Plan. Subject to Mr. Pavlovski’s continuous employment through the applicable vesting dates, one-third of the RSUs will vest on each of September 16, 2023, September 16, 2024 and September 16, 2025.

(3)     2286404 Ontario Inc. (“Ontario”) is the record holder of the shares. Ontario is wholly owned by Ryan Milnes and therefore, Mr. Milnes has voting and dispositive power over such shares and may be deemed to beneficially own such shares. The business address of Ontario is 2286404 Ontario Inc., PO Box 20112 Bayfield North, Barrie, Ontario, L4M6E9, Canada.

(4)     The business address of Mr. Arsov is c/o Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, NY 10019.

(5)     Bongino Inc. is the record holder of the shares. Bongino Inc. is wholly owned by Daniel Bongino. The business address of Bongino Inc. is 2239 SW Manele Place, Palm City, FL 34990. Information is based on a Schedule 13G/A filed with the SEC on February 15, 2023 by Daniel Bongino and Bongino Inc.

(6)     The Company has two other classes of equity securities outstanding, Class C Common Stock and Class D Common Stock, the beneficial ownership of which is set forth in the table below. Each holder of ExchangeCo Shares was issued one “tandem” share of Class C Common Stock, which serves to provide the holder thereof with the same voting rights at the Company as one share of Class A Common Stock. The Company issued shares of Class D Common Stock to Mr. Pavlovski such that, after taking into account the shares of Class A Common Stock (if any) and Class C Common Stock issued to Mr. Pavlovski, Mr. Pavlovski has approximately 85% of the voting power of the Company on a fully-diluted basis.

	Class C Common Stock		Class D Common Stock
	Number of Shares Beneficially Owned	% of Class	Number of Shares Beneficially Owned	% of Class
Directors and Executive Officers
Chris Pavlovski	104,682,403	62.4%	105,782,403	100.0%
Wojciech Hlibowicki	4,618,833	2.8%	—	—
Brandon Alexandroff	3,048,355	1.8%	—	—
Tyler Hughes	—	—	—	—
Michael Ellis	—	—	—	—
Claudio Ramolo	2,173,220	1.3%	—	—
Ryan Milnes(1)	50,254,401	30.0%	—	—
Paul Cappuccio	—	—	—	—
Robert Arsov	—	—	—	—
Nancy Armstrong	—	—	—	—
Ethan Fallang	—	—	—	—
All executive officers and directors as a group (11 individuals)	164,777,212	98.3%	105,782,403	100.0%

5% or More Shareholders:
2286404 Ontario Inc.	50,254,401	30.0%	—	—
Robert Arsov	—	—	—	—
Bongino Inc.	—	—	—	—

____________

(1)     See note 3 above.

INFORMATION REGARDING EXECUTIVE OFFICERS

Our executive officers as of April 28, 2023 are as follows:

Name	Position
Chris Pavlovski	Chairman and Chief Executive Officer
Brandon Alexandroff	Chief Financial Officer
Wojciech Hlibowicki	Chief Technology Officer
Tyler Hughes	Chief Operating Officer
Michael Ellis	General Counsel and Corporate Secretary
Claudio Ramolo	Chief Content Officer

Biographical information for Mr. Pavlovski is included above with the director biographies under the section titled “Nominees for Election for a Term Expiring at the 2024 Annual Meeting of Stockholders.”

Brandon Alexandroff, age 46, is the Chief Financial Officer of Rumble, a position he has held since February of 2016. Mr. Alexandroff has been a financial executive in the media, telecommunications and technology space for more than 20 years. Prior to joining Rumble, Mr. Alexandroff was the co-founder and Vice President of Finance at Mobilicity, a Canadian consumer wireless company, from 2008 through 2015. From 2003 through 2008, Mr. Alexandroff was the co-founder and Director of Finance and Investor Relations at XM Satellite Radio Canada, where he helped the company go public on the Toronto Stock Exchange. Mr. Alexandroff started his career with Donaldson, Lufkin & Jenrette as an investment banking analyst in their space and satellites finance group. Mr. Alexandroff holds an Honours Business Administration degree from The Ivey School of Business at the University of Western Ontario.

Wojciech Hlibowicki, age 41, is the Chief Technology Officer of Rumble, a position he has held since Rumble’s inception in 2013. As the architect behind the Rumble products and its infrastructure, Mr. Hlibowicki has consistently demonstrated his versatility, being able to contribute in areas from networking to development, while leading an international team of engineers. Prior to joining Rumble, Mr. Hlibowicki studied Mathematics at the University of Waterloo where he combined his skillset in computer science with his entrepreneurial passion and began hosting and developing websites.

Tyler Hughes, age 39, is the Chief Operating Officer of Rumble, a position he has held since August of 2021. Prior to joining Rumble, Dr. Hughes spent almost a decade in the pharmaceutical industry with Bayer AG. Starting as a Medical Advisor in 2012, Dr. Hughes transitioned to a variety of commercial roles at Bayer Canada, including the Director of Strategy and Operations, where he led the digital transformation efforts for the business. In 2018, Dr. Hughes served as Chief of Staff to the SVP of Commercial Operations in the Americas Region within Bayer’s Pharmaceutical business based in Pittsburgh, PA. Dr. Hughes last served Bayer as the Head of Marketing for Bayer’s newly formed AI-based enterprise software business in Pharmaceuticals, overseeing the organizational transition and commercial launch of that business. Dr. Hughes obtained his Doctorate in Physics with a specialization in Nuclear Medicine from the University of British Columbia. Dr. Hughes holds a Bachelor of Science, Honors Physics, University of British Columbia.

Michael Ellis, age 38, is the General Counsel and Corporate Secretary of Rumble, a position he has held since November 2021. Mr. Ellis previously served in senior legal and policy positions in the Intelligence Community, the White House, and U.S. Congress, including as General Counsel of the U.S. National Security Agency from January of 2021 to April of 2021, Senior Director for Intelligence Programs at the National Security Council from March of 2020 to January of 2021, and General Counsel of the U.S. House Permanent Select Committee on Intelligence from 2016 to 2017. He is a graduate of Yale Law School and Dartmouth College. Following law school, Mr. Ellis served as a law clerk for Judge Jeffrey Sutton of the U.S. Court of Appeals for the 6th Circuit and for Judge Amul Thapar, then of the U.S. District Court for the Eastern District of Kentucky. He is also a Visiting Fellow for Law and Technology at the Meese Center for Legal and Judicial Studies at the Heritage Foundation in Washington, DC.

Claudio Ramolo, age 36, is the Chief Content Officer of Rumble, a position he has held since April 2015. Mr. Ramolo has been part of the Rumble team since its inception in 2013, with a previous role as Vice President of Business Development. With an emphasis on growing the content ecosystem on Rumble, Mr. Ramolo’s responsibilities have included focus on content creator growth and management, audience development, and distribution strategy. Prior to joining Rumble, Mr. Ramolo worked in the digital media industry, with experience spanning over a 15-year period. Learning from the challenges faced in the tech world, Mr. Ramolo has applied his knowledge to help drive Rumble’s growth in a competitive landscape. Mr. Ramolo graduated with honors at McMaster University, with a degree in economics.

EXECUTIVE COMPENSATION

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups (“JOBS”) Act. As an emerging growth company, we are exempt from certain requirements related to executive compensation, including the requirements to hold a nonbinding advisory stockholder vote on named executive officer compensation, to provide information relating to the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all of our employees (other than our chief executive officer), and to provide information relating to the relationship between the executive compensation actually paid to our named executive officers (“NEOs”) and our financial performance, each as required by the Investor Protection and Securities Reform Act of 2010, which is part of the Dodd-Frank Act.

Processes and Procedures for Compensation Decisions

Our compensation program is designed to:

•        attract, incentivize, and retain employees at the executive level who contribute to our long-term success;

•        provide compensation packages to our executives that are fair and competitive, and that reward the achievement of our business objectives; and

•        effectively align our executives’ interests with those of our stockholders by focusing on long-term equity incentives that correlate with the creation of long-term value for our stockholders.

Under its charter, our Compensation Committee has the right to retain or obtain the advice of compensation consultants, independent legal counsel and other advisers. During the fiscal year ended December 31, 2022, our Compensation Committee retained Mercer to provide the committee with market information, analysis, and other advice relating to executive compensation on an ongoing basis. Mercer also assisted in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers and non-employee directors, as well as to assess each separate element of executive officer and non-employee director compensation, with a goal of ensuring that the compensation we offer to our executive officers and non-employee directors is competitive, fair, and appropriately structured. Mercer does not provide any non-compensation related services to us.

Named Executive Officers

Our NEOs for the fiscal year ended December 31, 2022 were:

•        Chris Pavlovski, our Chairman and Chief Executive Officer;

•        Tyler Hughes, our Chief Operating Officer; and

•         Michael Ellis, our General Counsel and Corporate Secretary.

Summary Compensation Table

The following table shows information regarding the compensation earned by or paid to our NEOs during the fiscal years ended December 31, 2022 and December 31, 2021. The amounts paid to Messrs. Pavlovski and Hughes reflected herein have been converted from Canadian dollars to U.S. dollars using the average annual conversion ratio as of December 31 of the respective year.

Name and Title	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Options Awards ($)(2)		All Other Compensation ($)(3)	Total ($)
Chris Pavlovski	2022	428,923		1,250,000	(4)	13,534,408	(5)(6)	871,048		8,432	16,092,811
Chairman and Chief Executive Officer	2021	197,799		175,085	(7)	—		—		—	372,884
Tyler Hughes	2022	451,263		200,000	(8)	72,599		217,762		—	941,624
Chief Operating Officer	2021	180,651		—		—		500,000	(9)	18,266	698,917
Michael Ellis	2022	287,500		200,000	(8)	72,599		217,762		—	777,861
General Counsel and Corporate Secretary	2021	36,392	(10)	70,000	(11)	—		1,000,000	(9)	—	1,106,392

____________

(1)     The amounts reported in this column do not reflect dollar amounts actually received by our NEOs. Instead, the amounts reported in this column represent the aggregate grant-date fair value of the restricted stock units (“RSUs”) granted during the fiscal year ended December 31, 2022 computed in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 Stock Based Compensation. See Note 3 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating these amounts.

(2)     The amounts reported in this column do not reflect dollar amounts actually received by our NEOs. Instead, these amounts reflect the aggregate grant-date fair value of the options to purchase shares of our common stock to each NEO, computed in accordance with FASB ASC 718. See Note 3 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating these amounts. Our NEOs will only realize compensation to the extent the trading price of our common stock is greater than the exercise price of the shares of our common stock underlying the option awards.

(3)     Represents the amounts paid in 2021 in respect of a relocation reimbursement to Mr. Hughes and the amounts paid in 2022 to Mr. Pavlovski for tax preparation and consulting services.

(4)     Represents payment of a one-time bonus of $750,000 to Mr. Pavlovski in connection with the closing of the Business Combination and a payment of $500,000 pursuant to our short-term incentive plan for 2022 (“STIP”).

(5)     Represents in part, the grant date value of the 27,397 RSUs with a grant date fair value of $290,408 granted under the Rumble Inc. 2022 Stock Incentive Plan (the “2022 Plan”).

(6)     Represents in part, the one-time grant of 1,100,000 RSUs granted in lieu of the shares of restricted stock to which Mr. Pavlovski was entitled under his employment agreement in connection with the Business Combination, as further discussed below, with a grant date fair market value of $13,244,000.

(7)     Represents payment of a discretionary bonus paid to Jokaroo Entertainment Inc., a company controlled by Mr. Pavlovski, on May 11, 2021, inclusive of Canadian sales tax, for services rendered by Mr. Pavlovski, which was based on our performance for the fiscal years 2017 and 2020.

(8)     Represents payment of $200,000 pursuant to the STIP.

(9)     This amount represents the grant-date fair value of the options that were granted under the Rumble Inc. Amended and Restated Stock Option Plan (the “Prior Plan”) and converted into options to purchase shares of our Class A Common Stock in connection with the Business Combination, and was calculated based on the maximum number of shares that could be received upon exercise of such options, assuming the tandem option earnout shares are released, as contemplated under the Business Combination Agreement.

(10)   Mr. Ellis commenced employment with Rumble in November 2021 and his base salary for 2021 is pro-rated as of that date.

(11)   Represents payment of a one-time signing bonus paid to Mr. Ellis.

Narrative to Summary Compensation Table

Arrangements with Named Executive Officers

We have entered into employment agreements with each of our NEOs which are summarized below.

Chris Pavlovski

Upon consummation of the Business Combination, we entered into an employment agreement with Mr. Pavlovski in his capacity as Chief Executive Officer. The employment agreement provides for an indefinite term of employment, during which time Mr. Pavlovski is entitled to an annual base salary of $1,000,000; an annual bonus with a target of 50% of his then annual salary, payable subject to Mr. Pavlovski’s continued employment through the payment date; a one-time cash bonus of $750,000 payable upon the closing of the Business Combination; a one-time grant of 1,100,000 restricted shares of Class A Common Stock (which were granted as RSUs in lieu of restricted shares), which will vest in substantially equal annual installments for three years following the closing of the Business Combination, subject to Mr. Pavlovski’s continued employment through each vesting date; and an annual equity grant with a value of up to $4,000,000 during his employment. The employment agreement also provides that Mr. Pavlovski will be eligible to participate in all employee benefit plans, programs and arrangements made available to our employees or, if no such plans exist, Mr. Pavlovski will receive reimbursement of medical and dental costs for himself, his spouse and dependents, until such time that we have medical and dental insurance plans in place. Additionally, during the term of employment, Mr. Pavlovski is entitled to long-term disability insurance coverage equal to at least 80% of his annual salary regardless of whether such benefit is offered to other similarly situated executives and at no expense to him. The employment agreement contains an indefinite non-disparage provision, customary confidentiality and invention assignment covenants, as well as non-competition and employee and customer non-solicitation covenants that apply during the term of employment and for a period of one year thereafter. If Mr. Pavlovski is terminated without “cause” or due to his resignation for “good reason” (each as defined in Mr. Pavlovski’s employment agreement), subject to his execution and non-revocation of a general release of claims in favor of us and our affiliates and his continued compliance with the restrictive covenants in the employment agreement, he will be entitled to severance consisting of (i) any unpaid annual bonus in respect of any completed performance period that has ended prior to the date of such termination or pro rata portion thereof, which amount will be paid at such time annual bonuses are paid to our other senior executives, and (ii) (x) payment of his regular wages in lieu of the minimum amount of working notice of termination prescribed by the Ontario Employment Standards Act, 2000 (“ESA”), (y) statutory severance pay, if any, prescribed by the ESA, and (z) any other minimum statutory entitlement that may be payable to Mr. Pavlovski under the ESA, without duplication. Additionally, on September 16, 2022, Mr. Pavlovski entered into an amendment to the employment agreement pursuant to which Mr. Pavlovski’s salary will be paid in Canadian dollars, in lieu of U.S. dollars. The amendment to the Employment Agreement does not alter, amend or supersede any other terms of the employment agreement.

Tyler Hughes

In November 2022 we entered into an employment agreement with Tyler Hughes. Pursuant to the agreement, Mr. Hughes is entitled to an initial annual base salary of $400,000 per year, payable in Canadian dollars, and is eligible to earn an annual bonus based upon the achievement of performance targets established for the applicable calendar year, with a target annual bonus equal to 50% of base salary and a maximum annual bonus equal to 100% of base salary.

Pursuant to the agreement, if Mr. Hughes’ employment is terminated either (x) by the Company without “cause” or (y) by Mr. Hughes for “good reason”, subject to Mr. Hughes’ execution of a general release of claims in favor of the Company and its affiliates and compliance with any restrictive covenants to which Mr. Hughes is subject in favor of the Company and its affiliates, Mr. Hughes will be entitled to, in addition to any payments required by the ESA, (i) any unpaid annual bonus in respect of any completed fiscal year that has ended on or before the termination date; (ii) a prorated target annual bonus for the calendar year in which such termination occurs; (iii) continued participation in the Company’s health and dental plans for 12 months (or such longer time as required by the ESA); (iv) an amount equal to Mr. Hughes’ annual base salary less any amounts paid or payable to Mr. Hughes during any ESA required notice period (or pay in lieu of notice), payable in either a lump sum or installments in the Company’s sole discretion; (v) an amount equal to the Mr. Hughes’ target annual bonus for the year of termination, payable during the 12-month period following termination in accordance with the Company’s regular payroll practices; and (vi) continued vesting during the 12-month period following termination of any time-based equity awards that are outstanding and unvested as of such termination.

Michael Ellis

In November 2022 we entered into an employment agreement with Michael Ellis. Pursuant to the agreement, Mr. Ellis is entitled to an initial base salary of $400,000 per year and is eligible to earn an annual bonus based upon the achievement of performance targets established for the applicable calendar year, with a target annual bonus equal to 50% of his base salary and a maximum annual bonus equal to 100% of his base salary.

Pursuant to the agreement, if Mr. Ellis’ employment is terminated either (x) by the Company without “cause” or (y) by Mr. Ellis for “good reason,” subject to his execution of a general release of claims in favor of the Company and its affiliates and compliance with any restrictive covenants to which Mr. Ellis is subject in favor of the Company and its affiliates, Mr. Ellis will be entitled to: (i) any unpaid annual bonus in respect of any completed fiscal year that has ended on or before the termination date; (ii) a prorated target annual bonus for the calendar year in which such termination occurs; (iii) subsidized premiums for continued coverage under the Company’s group health plan for up to 12 months; (iv) an amount equal to the sum of (x) Mr. Ellis’ annual base salary, plus (y) the target annual bonus for the year of termination, payable during the 12-month period following termination in accordance with the Company’s regular payroll practices; and (v) continued vesting during the 12-month period following termination of any time-based equity awards that are outstanding and unvested as of such termination.

Potential Payments Upon Termination or Change of Control

None of our NEOs is entitled to any potential payments or benefits in connection with a termination of their employment or a change in control of the Company, other than as described above set forth in their employment agreements.

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, we seek to provide a base salary level designed to reflect each NEO’s scope of responsibility and accountability.

Bonus Compensation

Our management team is eligible for short-term incentive compensation through the STIP. Cash incentives hold our management team accountable, reward them based on actual business results and help create a “pay for performance” culture. Our STIP provides cash incentive award opportunities for the achievement of performance goals established by the Compensation Committee at the beginning of the fiscal year. Payouts to participants vary based on performance as compared to the target performance goals established by the Compensation Committee. The Compensation Committee and the CEO also retain discretion to adjust payouts for any factors that are deemed appropriate. We awarded bonuses in the amount of $200,000 pursuant to the STIP to each of our NEOs for their service in 2022.

Long Term Incentive Compensation

In connection with the Business Combination, we adopted and approved the 2022 Plan under which the Company is permitted to grant equity-based awards, including RSUs and options to purchase common stock. Following the Business Combination, we granted (i) an option to purchase 92,272 shares of common stock with a grant date fair value of $871,048 to Mr. Pavlovski and an option to purchase 23,068 shares of common stock with a grant date fair value of $217,762 to each of Mr. Hughes and Mr. Ellis and (ii) 27,397 time-based RSUs with a grant date fair value of $290,408 to Mr. Pavlovski and 6,849 time-based RSUs with a grant date fair value of $72,599 to each of Mr. Hughes and Mr. Ellis. Awards granted to our NEOs under the 2022 plan generally vest in either three or four equal annual installments of the grant date.

In connection with the Business Combination, we assumed the Prior Plan, which continues to govern the terms and conditions of the outstanding options previously granted under the Prior Plan, and all options outstanding immediately prior to the effective time of the Business Combination were converted into options to purchase shares of Class A Common Stock in connection therewith.

Nonqualified Deferred Compensation

Our NEOs did not participate in, or earn any benefits under, any nonqualified deferred compensation plan sponsored by Rumble during the fiscal year ended December 31, 2022. Our Board of Directors may elect to provide our NEOs and other employees with nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Pension Benefits

Our NEOs did not participate in, or otherwise receive any benefits under, any pension or retirement plan sponsored by Rumble during the fiscal year ended December 31, 2022.

No Tax Gross-Ups

In the fiscal year ending December 31, 2022, we did not make gross-up payments to cover the personal income taxes of our NEOs that pertained to any of the compensation, perquisites or personal benefits paid or provided by us.

Health and Welfare Benefits

We provide benefits to our NEOs on the same basis as provided to all of our employees, including health, dental and vision insurance; and life and disability insurance. We do not maintain any executive-specific benefit or perquisite programs.

Rule 10b5-1 Plans

Our directors and executive officers may adopt written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend a Rule 10b5-1 plan in some circumstances and may terminate a plan at any time. Our directors and executive officers also may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material nonpublic information, subject to compliance with the terms of our insider trading policy.

Outstanding Equity Awards as of December 31, 2022

The following table shows certain information regarding outstanding equity awards held by each of our NEOs at December 31, 2022. All of the outstanding equity awards were granted under the 2022 Plan, unless otherwise indicated.

	Option Awards							Stock Awards
Name	Grant Date	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)
Chris Pavlovski	9/1/2020(2)	34,399,769	(5)(6)	—		0.03	9/1/2040	—	—
	9/19/2022(3)	—		—		—	—	1,100,000	6,545,000
	11/16/2022(4)	—		—		—	—	27,397	163,012
	11/16/2022(4)	—		92,272		10.60	11/16/2032	—	—
Tyler Hughes	8/16/2021(2)	466,853	(5)(6)	—		2.50	8/16/2041	—	—
	11/16/2022(4)	—		—		—	—	6,849	40,752
	11/16/2022(4)	—		23,068		10.60	11/16/2032	—	—
Michael Ellis	11/6/2021	66,211	(5)(6)	132,422	(5)(6)(7)	10.06	11/6/2031	—	—
	11/16/2022(4)	—		—		—	—	6,849	40,752
	11/16/2022(4)	—		23,068		10.60	11/16/2032	—	—

____________

(1)     The market value of unvested shares is calculated by multiplying the number of unvested shares by the closing market price of our common stock on NASDAQ on December 30, 2022, the last trading day of the year, which was $5.95 per share.

(2)     The awards vested in full on September 1, 2020 with respect to Mr. Pavlovski’s award and September 16, 2022 with respect to Mr. Hughes’ award.

(3)     The award vests in three equal annual installments beginning on the first anniversary of September 16, 2022.

(4)     The awards vest in four equal annual installments beginning on the first anniversary of November 16, 2022.

(5)     Issued pursuant to the Prior Plan.

(6)     The number of options was determined after applying the exchange ratio pursuant to the Business Combination Agreement, such that for each option that was outstanding prior to the effective date of the Business Combination Agreement, such option was converted into a new option to purchase (i) a number of Class A Common Stock of the Company equal to the product (rounded down to the nearest whole number) of (x) the number of shares originally underlying such option, and (y) 16.474 (the “Option Exchange Ratio” and the Class A Common Stock of the Company described in this clause (i), being the “Base Option Shares”), and (ii) and for each Base Option Share, a fraction of a Class A Common Stock of the Company equal to 0.4915 of a share (the shares described in this clause (ii), the “Tandem Option Earnout Shares”). The aggregate exercise price per Base Option Share together with the related fraction of the Tandem Option Earnout Share is equal to (A) the exercise price originally applicable to the option, divided by (B) the Option Exchange Ratio (rounded up to the nearest whole cent).

(7)     The award vests in three equal annual installments on November 6, 2022, November 6, 2023 and November 6, 2024.

DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

In November 2022, our Compensation Committee approved the terms of non-employee director compensation, pursuant to which our non-employee directors are eligible to receive (i) an annual cash retainer of $50,000, with the option to elect cash or RSUs in satisfaction thereof and (ii) an annual equity retainer of RSUs with an aggregate grant date fair value of $200,000, fully vesting on the first anniversary of the grant date.

Director Compensation Table

The following table sets forth information regarding the compensation earned by or paid to non-employee directors during the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)(3)	Total ($)
Nancy Armstrong	14,521	(4)	141,669	156,190
Paul Cappuccio	27,123	(4)	200,000	227,123
Robert Arsov	27,123		200,000	227,123
Ryan Milnes	27,123		200,000	227,123
Ethan Fallang	27,123		200,000	227,123

____________

(1)     The amounts reported in this column do not reflect dollar amounts actually received by our non-employee directors. Instead, the amounts reported in this column represent the aggregate grant-date fair value of the RSUs granted to our non-employee directors during the fiscal year ended December 31, 2022, computed in accordance with FASB ASC Topic 718. See Note 3 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of the relevant assumptions used in calculating these amounts. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)     Awards fully vest on June 16, 2023.

(3)     The following table sets forth the aggregate number of our shares of common stock subject to the RSU awards and the aggregate number of shares of our common stock underlying stock options held by each non-employee director as of December 31, 2022:

Name	RSUs	Number of Shares Underlying Stock Options
Nancy Armstrong	13,365	—
Paul Cappuccio	18,868	93,616	(1)
Robert Arsov	18,868	—
Ryan Milnes	18,868	—
Ethan Fallang	18,868	—

__________

(1)     The number of options was determined after applying the exchange ratio pursuant to the Business Combination Agreement, such that for each option that was outstanding prior to the effective date of the Business Combination Agreement, such option was converted into a new option to purchase (i) Base Option Shares, and (ii) the Tandem Option Earnout Shares.

(4)     Fees were paid in the form of RSU awards on April 3, 2023, which fully vest on June 16, 2023.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a))(c)(3)
Equity compensation plans approved by stockholders(1)	442,075	$10.97	25,777,897
Equity compensation plans not approved by stockholders(4)	—	—	—
Total	442,075	$10.97	25,777,897

____________

(1)     Refers to the 2022 Plan.

(2)     The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs because RSUs have no exercise price.

(3)     Consists of 26,219,972 shares available for issuance under our 2022 Plan less the number of shares underlying outstanding awards under the 2022 Plan. The 2022 Plan provides that the total number of shares of our common stock reserved for issuance thereunder will automatically increase (i) upon the occurrence of certain events under the Business Combination Agreement and (ii) on January 1 of each year for a period of ten years commencing on January 1, 2023 and ending on January 1, 2032, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31 of the immediately preceding year, or such lesser number of shares of common stock as determined by our Board of Directors. Accordingly, on January 1, 2023, the number of shares of common stock available for issuance under the 2022 Plan automatically increased pursuant to this provision.

(4)     The shares underlying options granted under the Prior Plan, which plan and options were assumed by us in connection with the Business Combination, are not reflected. Following the closing of the Business Combination, no awards could be granted under the Prior Plan. We assumed 86,752,760 shares underlying outstanding options under the Prior Plan, and the weighted-average exercise price of the options so assumed is $0.14.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our directors and executive officers, which are described in the section titled “Executive Compensation”, below is a description of transactions since January 1, 2021 to which we were a party or will be a party, in which:

•        the amounts involved exceeded or will exceed $120,000; and

•        any of our directors, executive officers or holders of more than 5% of any class of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Founder Shares

In April 2020, the Sponsor purchased 20,125,000 shares (the “Founder Shares”) for an aggregate price of $25,000 or approximately $0.001 per Founder Share. In October 2020, the Sponsor returned to CFVI, at no cost, an aggregate of 5,750,000 Founder Shares and in January 2021, the Sponsor returned to CFVI, at no cost, an aggregate of 5,750,000 Founder Shares, which were cancelled, resulting in an aggregate of 8,625,000 Founder Shares outstanding and held by the Sponsor. In February 2021, the Sponsor transferred 10,000 Founder Shares to each of Douglas R. Barnard and Harry J. Elam, Jr., each an independent director of CFVI. In addition, in February 2021, 1,125,000 Founder Shares were forfeited by the Sponsor and cancelled in connection with the underwriters’ decision not to exercise the over-allotment option. All share and per-share amounts have been retroactively restated to reflect the stock split and Founder Shares cancellation. The Founder Shares were automatically converted into shares of our Class A Common Stock in connection with the consummation of the Business Combination. The Founder Shares are subject to certain transfer restrictions. The Sponsor is a Delaware limited liability company. It is not controlled by, and does not have substantial ties to, any non-U.S. person.

Private Placement

Simultaneously with the closing of CFVI’s initial public offering (the “IPO”), the Sponsor purchased an aggregate of 700,000 CFVI Placement Units at a price of $10.00 per CFVI Placement Unit ($7,000,000 in the aggregate). Each CFVI Placement Unit consists of one share of CFVI Class A Common Stock and one-fourth of one CFVI Placement Warrant. Each whole CFVI Placement Warrant sold as part of the CFVI Placement Units is exercisable for one share of CFVI Class A Common Stock at a price of $11.50 per share. The proceeds from the CFVI Placement Units were added to the proceeds from the IPO held in the Trust Account. The CFVI Placement Warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees. The CFVI Placement Warrants will expire five years from September 16, 2022 or earlier upon redemption or liquidation.

Underwriting Agreement

Pursuant to an underwriting agreement dated February 18, 2021, between CFVI, on the one hand, and Cantor Fitzgerald & Co., the underwriter of the IPO (“Cantor”), and Odeon Capital Group LLC (“Odeon”), on the other hand, CFVI paid a total of $6,000,000 in underwriting discounts and commissions for Cantor’s services as the representative of the underwriters in the IPO offering and $100,000 to Odeon for serving as the qualified independent underwriter.

PIPE Subscription Agreements

Contemporaneously with the execution of the Business Combination Agreement, CFVI entered into a PIPE Subscription Agreements with certain PIPE investors, including the Sponsor and several officers and employees of Cantor and its affiliates (and family members of such persons), to issue and sell shares of our Class A Common Stock at the closing of the Business Combination, for $10.00 per share. Pursuant to such PIPE Subscription Agreement, the Sponsor agreed to purchase 1,159,000 shares of our Class A

Common Stock for a total purchase price of $11.59 million, and the officers and employees of Cantor and its affiliates (and family members of such persons) participating in the PIPE Investment agreed to purchase 1,567,500 shares of Class A Common Stock in the aggregate for a total purchase price of $15,675,000.

Forward Purchase Contract

In connection with the closing of the IPO, on February 18, 2021, the Sponsor and CFVI entered into the Forward Purchase Contract, pursuant to which the Sponsor agreed to purchase, and CFVI agreed to issue and sell to the Sponsor, concurrently with the consummation of CFVI’s initial business combination, 1,875,000 shares of our Class A Common Stock and 375,000 Warrants, for an aggregate purchase price of $15.0 million.

Sponsor Support Agreement

Contemporaneously with the execution of the Business Combination Agreement, CFVI entered into a Sponsor Support Agreement with the Sponsor and Rumble, pursuant to which, among other things, the Sponsor agreed (i) to vote its shares of CFVI capital stock in favor of the Business Combination Agreement and the transactions contemplated thereby, and to not transfer such shares, (ii) not to redeem any of its shares of CFVI capital stock in connection with the transactions contemplated by the Business Combination Agreement, (iii) to waive its anti-dilution rights with respect to its shares of CFVI Class B Common Stock under the CFVI’ charter, (iv) to release CFVI and its subsidiaries from pre-closing claims, subject to customary exceptions, and (v) to subject (a) certain of its shares of CFVI Common Stock and CFVI Private Warrants to transfer restrictions after the closing of the Business Combination, (b) certain of its shares of CFVI Common Stock to certain restrictions and potential forfeiture pending the satisfaction of certain earnout targets, and (c) certain of its shares of CFVI Common Stock to certain restrictions and potential forfeiture based on the CFVI available cash at closing and then the satisfaction of certain earnout targets and other conditions set forth in the Sponsor Support Agreement.

Cosmic Agreements

Prior to December 31, 2021, Rumble was a party to the several agreements with Kosmik Development Skopje doo (“Cosmic”), pursuant to which Cosmic provided content editing and moderation services to Rumble. Cosmic is controlled by Mr. Pavlovski, and Ryan Milnes, who through his holding entity, owns a significant number of shares of our common stock. As part of the Business Combination, effective as of December 31, 2021, agreements with Cosmic then in place were amended and restated (other than one agreement, which was terminated) to, among other things, provide a “cost” plus 10% fee structure, clarify payment terms and include performance standards in favor of Rumble. Under the amended agreements with Cosmic, Cosmic continues to provide content editing and moderation services, along with other business process outsourcing services, as requested by Rumble. Any intellectual property created by Cosmic pursuant to the terms of the amended agreements has been assigned to Rumble. The amended agreements provide for an initial term of 24 months, subject to automatic renewals for subsequent 12-month terms unless either party provides written notice of non-renewal at least 6 months prior to the expiration of the current term. In fiscal years 2022 and 2021, Cosmic received approximately $1,692,960 and $1,079,227, respectively, in service fees from Rumble under original and amended agreements with Cosmic.

Domain License

On May 11, 2021, Rumble purchased from Jokaroo Entertainment Inc. (“Jokaroo”) the domain license for the name “rumble.com” for a purchase price of CAD$603,895 (approximately $477,077), as permitted by the terms of, and in accordance with, the License Agreement dated October 1, 2013 between Rumble and Jokaroo. Mr. Pavlovski is the controlling owner of Jokaroo. In connection with the purchase, the license for the domain name under the License Agreement automatically terminated in accordance with its terms.

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written related person transactions policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related person transactions.” For purposes of our policy only, a “related person transaction” is any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we are a participant involving an amount that will or may be expected to exceed $120,000 in any fiscal year, and any related party has or will have a direct or indirect material interest. Under the policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must notify the General Counsel of the facts and circumstances of the proposed transaction. If the General Counsel determines that the transaction could constitute a related party transaction, the General Counsel will report such transaction, together with a summary of the material facts, to the Audit Committee for consideration at the next regularly scheduled Audit Committee meeting. In considering a related person transaction, our Audit Committee will take several considerations into account, including:

•        whether the transaction was undertaken in the ordinary course of business;

•        whether the transaction was initiated by the Company or the related party;

•        the availability of other sources of comparable products or services;

•        whether the transaction is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;

•        the purpose of, and the potential benefits to the Company of, the transaction;

•        the approximate dollar value of the amount involved in the transaction, particularly as it relates to the related party; and

•        the related party’s interest in the transaction;

Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, several brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or notify us by sending a written request to: Attn: Corporate Secretary, Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228. You will be removed from the householding program, after which you will receive an individual copy of the proxy materials promptly.

Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors:

Chris Pavlovski Chairman and Chief Executive Officer
April 28, 2023

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on our investor relations website at investors.rumble.com. A copy of our Annual Report on Form 10-K for the year ended December 31, 2022 is available without charge upon written request to: Corporate Secretary, Rumble Inc., 444 Gulf of Mexico Drive, Longboat Key, FL 34228.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: P.O. BOX 8016, CARY, NC 27512-9903 INTERNET Go To: www.proxypush.com/RUM •         Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-366-1477 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/RUM Rumble Inc. Annual Meeting of Stockholders For Stockholders of record as of April 21, 2023 TIME: Friday, June 16, 2023 10:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/RUM for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Chris Pavlovski and Michael Ellis (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Rumble Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Rumble Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL YOUR VOTE 1. Election of Directors BOARD OF DIRECTORS RECOMMENDS FOR WITHHOLD 1.01 Christopher Pavlovski FOR 1.02 Paul Cappuccio FOR 1.03 Ryan Milnes FOR 1.04 Robert Arsov FOR 1.05 Nancy Armstrong FOR 1.06 Ethan Fallang FOR 2. Ratify the appointment of MNP LLP as our independent auditors for the fiscal year ending December 31, 2023 FOR AGAINST ABSTAIN FOR Note: Transact such other business as may properly come before the meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/RUM Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date